Filed Pursuant to Rule 424(b)(3).
                                              Registration Statement on Form F-6
                                                             (Reg. No. 33-80128)

                                    EXHIBIT A

Number


                                                      AMERICAN DEPOSITARY SHARES
                                                              (EACH REPRESENTING
                                                    20 SHARES OF SERIES B COMMON
                                                       STOCK, WITHOUT EXPRESSION
                                                                   OF PAR VALUE)


                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT
                                   EVIDENCING
                           AMERICAN DEPOSITARY SHARES
                                  representing


          DEPOSITED SHARES OF SERIES B COMMON STOCK, WITHOUT PAR VALUE,
                                       OF
                               DESC, S.A. DE C.V.
           (Incorporated under the laws of the United Mexican States)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary), such Depositary's principal office being located at 111 Wall Street, New York, New York 10043, hereby certifies that _____________, or registered assigns, is the owner of __________________________ American Depositary Shares, representing deposited shares of Series B Common Stock or evidence of rights to receive Series B Common Stock, without par value ("Shares"), of DESC, S.A. DE C.V., a corporation organized under the laws of the United Mexican States (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each American Depositary Share represents 20 Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A. Sucursal en Mexico (the "Custodian"). The ratio of American Depositary Shares to Shares is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated June 29, 1994, as amended from time to time (the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms used and not defined herein shall have the same meaning as in the Deposit Agreement.

            (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of the fee of the Depositary provided in article (6) of this Receipt, the payment of any tax, other governmental charge or expense provided in article
(4) of this Receipt, and subject to the terms and conditions of the Deposit Agreement and articles (3) and (22) hereof, the Holder hereof is entitled to delivery of Shares, to him or upon his order, or to electronic delivery to an account designated by or on behalf of such person or Holder of the Shares, and in either case any other Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities and other securities may be made by (1) (a) evidence of electronic transfer of such securities to or for the account of the Holder with S.D. Indeval, S.A. de C.V., the Mexican central securities depositary ("Indeval") or
(b) by the delivery of any Deposited Securities in certificated form, in the name of each Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him, and in any such event shall be subject to the applicable clearing procedures of Indeval and the Estatutos Sociales of the Company and (2) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such evidence that Shares have been electronically transferred to the account of the Holder, or of delivery of certificated shares, as the case may be, will be made without unreasonable delay and, at the option of the Holder hereof, if delivery of certificated Shares is available, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates evidencing Shares or other Deposited Securities for such delivery at the Principal Office shall be at the risk and expense of the Holder hereof.

            The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

            (3) Transfers, Split-ups and Combinations. The transfer of this Receipt is registrable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt to the Principal Office of the Depositary properly endorsed or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish; provided, however, that, subject to article (22) of this Receipt, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge, fee or expense with respect to Shares being deposited or withdrawn in accordance with applicable laws) and payment of any applicable fees as provided in article (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature (including, but not limited to, a signature guarantee in accordance with industry practice) or other matters and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts, the withdrawal of Deposited Securities and such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement, subject to article (22) hereof.

            The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement, subject to article (22) hereof. The delivery of Receipts against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary, the Company or of Indeval are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any governmental body or commission or in accordance with the Deposit Agreement or the provisions of or governing Deposited Securities, or for any other reason, subject to the terms of article (22) of this Receipt. The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred in Section 3.05 of the Deposit Agreement. The Company shall notify the Depositary and the Custodian in writing with respect to any such restriction on transfer of its Shares for deposit hereunder.

            Notwithstanding any provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction IA(1) to Form F-6 (as the same may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends or similar distributions of cash, Shares or rights, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the

Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities, which, if sold by the holder thereof in the United States (as defined in Regulation S under the United States Securities Act of 1933 (the "Securities Act of 1933")), would be subject to the registration provisions of the Securities Act of 1933, as from time to time amended, unless a registration statement is in effect as to such Shares or other Deposited Securities, nor shall the Depositary knowingly accept for deposit or transfer Shares or other depositary receipts representing Shares which are restricted securities (as such term is defined under Rule 144 of the Securities Act of 1933).

            (4) Liability of Holder For Taxes. If any tax, other governmental charge or assessment imposed under applicable laws shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax, other governmental charge or expense shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer, split up or combination of this Receipt or any deposit or withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

            (5) Representations and Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and certificates, if any, evidencing same are validly issued, fully paid, non-assessable and that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised, and that the person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that Shares deposited by that person are not Restricted Securities, and that the deposit of Shares or sale of Receipt by that person is not restricted, under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

            (6) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.04 or 4.09 of the Deposit Agreement) or who surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. The Depositary shall also charge the Holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. The Company will pay the other fees, charges and reasonable expenses of the Depositary and the Registrar, co-transfer agent and co-registrar, if any, as indicated in Exhibit B to the Deposit Agreement and as agreed upon in writing from time to time between the Company and the Depositary.

            All charges may be changed by agreement in writing between the Depositary and the Company at any time and from time to time, effective only after 90 days' notice thereof is given to Holders.

            (7) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship, residence or exchange control approval, or such information relating to the registration on the books of the Company (or those of Indeval or any other appointed agent of the Company for transfer and registration of Shares), compliance with applicable laws and the terms of the Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary, in either case, consistent with the terms and provisions of the Deposit Agreement. The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary's satisfaction. The Depositary shall provide the Company in a timely manner with copies, or originals if necessary and appropriate, of (i) any such proofs of citizenship, residence, or exchange control approval which the Depositary receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holders.

            (8) Disclosure of Beneficial Ownership; Ownership Restrictions. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Shares, other shares and other securities to the Company or other persons, the Depositary shall use its best efforts to comply with Company instructions in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such Company instructions.

            The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder to exceed the limits under any applicable law. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the ownership of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law and to the extent the same action could have been taken with respect to holders of Shares under similar circumstances.

            (9) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

            (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

            (11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain information with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

Countersigned                                       CITIBANK, N.A.,
                                                      as Depositary


By:________________________                         By:_________________________
   Authorized officer                                  Vice President

            The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (12) Dividends and Distributions; Rights. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary or the Custodian shall, subject to the provisions of Section 4.06, convert such dividend or distribution into dollars and shall remit the amount thus received to the Depositary which shall, after fixing a record date in respect thereof pursuant to Section 4.07, distribute such amount (net of the customary expenses and the fees of the Depositary set forth in Exhibit B hereto) to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold, subject to Section
4.13 hereof, and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded downward to the nearest whole cent and so distributed to the Holders entitled thereto, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent will remit to the appropriate governmental authority or agency in Mexico all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Custodian, the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

            Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, upon consultation with the Company, cause the securities or property so received to be distributed to the Holders as of a record date fixed pursuant to Section 4.07 hereto, entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges, any requirement under applicable securities or exchange control regulations, or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of fees of the Depositary as set forth in Exhibit B and its reasonable expenses) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with Indeval and registered in the name of the Custodian, and (ii) distribute to the Holders, as of the record date fixed pursuant to Section 4.07 hereof, of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.13 and 5.09 hereof. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, subject to Section 5.07, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 hereof, or (iii) in allowing such rights to lapse (without incurring liability to any person as a consequence thereof) in the event such rights may not be made available to Holders or be disposed of as a consequence of the terms of such rights offering or by reason of applicable law; provided, however, that the Depositary may, and if requested by the Company shall, take action, subject to the terms of this Deposit Agreement, as follows:

                  if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or certain Holders but not to others by means of warrants or otherwise, the Depositary may, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form and upon such terms as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

                  if at the time of the offering of any rights the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

            If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable laws. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares or other securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or such other securities, and the Company shall cause the Shares or such other securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares or such other securities so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Holder Receipts.

            If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 covering such offering is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States reasonably satisfactory to the Depositary or other evidence reasonably satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933.

            If an exemption from such registration requirements is not available and a registration statement is not filed, Holders would not be permitted to purchase such securities or otherwise exercise such rights and the Depositary would, to the extent possible, dispose of such rights for the account of such Holders as provided in (b) above. Such a disposal of rights may reduce the proportionate equity interest in the Company of the Holders. Because Mexican law does not currently contemplate the issuance of pre-emptive rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for pre-emptive rights may not exist, and this may adversely affect the ability of the Depositary to dispose of such rights or the amount the Depositary would realize upon disposal of rights. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

            (13) Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or shall give notice or solicit any consent, the Depositary, after consultation with the Company, will fix a record date for the determination of the Holders who will be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, or changed number of Shares, or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, subject to the provisions of the Deposit Agreement, such record date to be as near as practicable to that set by the Company.


            (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting or for the giving of instructions for voting such consent or proxy, as provided in Section 4.07 of the Deposit Agreement, and shall mail to the Holders a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement in English and otherwise in a form provided by the Company, that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of the laws of Mexico, of the Estatutos Sociales of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part), to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Shares or other Deposited Securities evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable and permitted under applicable law, the provisions of the Estatutos Sociales of the Company and the provisions of or governing the Deposited Securities to vote or cause to be voted the Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with such instructions set forth in such request.

            The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees do not, vote or attempt to exercise the right to vote the Shares or other Deposited Securities evidenced by a Receipt, other than in accordance with such written instructions.

            (15) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for, in conversion of or replacement or otherwise in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall, subject to the terms of the Deposit Agreement and any applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the new Deposited Securities so received in exchange, conversion, replacement or otherwise, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, subject to the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash. Holders will receive notice upon the occurrence of any such change, conversion or exchange.

            (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal Office any reports and communications received, including any proxy soliciting material, from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            (17) Withholding. In connection with any distribution to Holders, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or the Depositary and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. Notwithstanding any other provisions of the Deposit Agreement, in the event that the Depositary determines that any distribution property (including Shares or rights to subscribe therefor) is subject to any tax or other governmental charge or assessment which the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all, or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, charges or assessments by public or private sale, and the Depositary shall distribute the net proceeds (without liability for interest) of any such sale or the balance of any such property after deduction of such taxes, charges or assessments to the Holders entitled thereto (and net of fees of the Depositary).

            (18) Liability of the Company and Depositary. Neither the Depositary or its agents nor the Company or its agents will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Estatutos Sociales of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company, nor any of their respective directors, employees, agents or affiliates, incur any liability to any Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.02, 4.03, or 4.04 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.05 or 4.09 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company or its agents nor the Depositary or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor any of its agents nor the Company nor any of its agents will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or inaction is in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement. Subject to the further terms and provisions of the Deposit Agreement and of this Paragraph (18), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Neither the Depositary nor the Custodian shall lend Shares or Receipts; provided, however, that the Depositary reserves the right to issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release"). The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each such Pre-Release will be (a) subject to (x) a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares to be remitted, or (y) such evidence of ownership of Shares, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States Government securities or such other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to fifteen percent (15%) of the Receipts outstanding (without giving effect to Receipts outstanding pursuant to this paragraph 18), provided, however, that the Depositary, after consultation with the Company and upon its consent, shall have the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

            The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The collateral referred to above, but not the earnings thereon, shall be held for the benefit of the Holders only. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

            (19) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' written notice of its election so to do delivered to the Company, such resignation to be effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, such removal to be effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (20) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 3 months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

            (21) Termination of Deposit Agreement. The Depositary will, at the written direction of the Company, at any time, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice to the Company and any holders of all Receipts then outstanding at any time 60 days after (i) the Depositary shall have resigned, or (ii) the Company shall have given notice of the removal of the Depositary under the Deposit Agreement, and, in either case, a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of property and rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary (after deducting, or charging, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting or charging such fees, expenses, taxes and charges as aforesaid). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement.

            (22) Compliance With U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which violate the United States securities laws, including, but not limited to Section IA(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

            If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

            All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.